Exhibit 99.6

ABC (2012) 3009-2

Agreements Regarding the Issue of Foreign Related Letter of Guarantee/Standby Letter of Credit

  (English Translation)

No.: 33050120150000106

Dear customer,

To protect your interests, please carefully read the terms of this Agreement (especially the terms in bold) and pay attention to your rights and obligations in the Agreement before signing this Agreement. In case of any questions, please consult the handling bank.

Applicant (full name): ZheJiang AoKang Shoes Co., Ltd.

Guarantor (full name): Agricultural Bank of China Limited, Yongjia Branch

The Applicant makes an application to the Guarantor, asking the latter to issue an foreign related letter of guarantee/standby letter of credit. In accordance with the relevant laws and regulations of the People’s Republic of China (the “PRC”), the parties reached consensus through negotiation and this Agreement is entered into.

Article 1 The Guarantor accepts the request of the Applicant to issue an irrevocable foreign related letter of guarantee/standby letter of credit to the Applicant, details of which are listed below: (the details shall be subject to the letter of guarantee/standby letter of credit issued)

Type of letter of guarantee/standby letter of credit: Financing standby letter of credit

Guarantee currency and amount (in words): RMB One hundred and ninety million only

Beneficiary of the letter of guarantee/standby letter of credit (name): AGRICULTURAL BANK OF CHINA LIMITED, HONGKONG BRANCH

Beneficiary of the letter of guarantee/standby letter of credit (registered address): 25/F, Agricultural Bank of China, Tower 50 Connaught Road Central, Hong Kong

Guaranteed person of the letter of guarantee/standby letter of credit (name and registered address, if different from the Applicant): AOGANG INTERNATIONAL (HONG KONG) CORPORATION LIMITED

RM. 19C LOCKHART CTR 301-307 LOCKHART RD WAN CHAI HK.

Payment conditions under the letter of guarantee/standby letter of credit: Payable immediately on demand

Issuing method of the letter of guarantee/standby letter of credit (by letter/by teletransmission): By teletransmission Due date/conditions for invalidation/place of invalidation of the letter of guarantee/standby letter of credit: Due date: July 15, 2018; place of invalidation: Zhejiang, China

Article 2 The Guarantor is entitled to refuse to issue of the letter of guarantee/standby letter of credit if the following conditions are not fulfilled:

1.	The Applicant has opened a basic account with the Guarantor.

2.	The Applicant has paid up sufficient margin according to Article 7 of this Agreement.

3.	The Applicant has provided the relevant documents and information as required by the Guarantor, and has properly completed the approval, registration and other legal formalities related to the letter of guarantee/standby letter of credit according to the relevant regulations in the PRC.

4.	If the method of counter-guarantee under this Agreement is by way of guarantee, then the guarantee contract has been signed and taken effect. If the method of counter-guarantee is by way of security or pledge, then the Applicant has properly completed legal formalities such as registration and/or insurance as required by the Guarantor, and the counter-guarantee and insurance are in continuous effect.

5.	The Applicant does not have any adverse acts or situations that is sufficient to affect the safety of the debts of the Guarantor.

Article 3 Costs

1.	From the effective date of the letter of guarantee/standby letter of credit to the invalidation date of the letter of guarantee/standby letter of credit, a premium will be collected from the Applicant annually (annually/quarterly/in a lump sum), at the rate of 0.2% per annum (per annum/per quarter/in a lump sum) in RMB. In the case of annual/quarterly collection of premium, the first installment of premium shall be paid to the Guarantor by July 20, 2015, and the subsequent installments shall be paid to the Guarantor by July 20 each year. In the case of collection of premium in a lump sum, the Applicant shall pay the premium in a lump sum to the Guarantor before the issue date of the letter of guarantee/standby letter of credit. The billing amount for each period shall be calculated based on the effective guarantee amount of the letter of guarantee/standby letter of credit in the current period.

2.	The Guarantor can collect other fees based on the items and standards, etc., determined by the Guarantor according to laws and regulations, unless otherwise agreed by the parties. In case the Guarantor adjusts charge-out items and standards according to laws and regulations, it does not need to further notify the Applicant after making public announcement, unless otherwise stipulated by laws and regulations or otherwise agreed by the parties. Fees payable to any third party for the performance of this Agreement shall be assumed by the parties after negotiation. In case there is no negotiation or the negotiation fails, the parties shall share the relevant expenses according to laws and regulations or based on the principal of fairness. The relevant laws and regulations shall include the laws, administrative regulations, local regulations, rules, judicial interpretations and other rules with legal effect in the People’s Republic of China.

3.	The above amounts payable can be directly deducted by the Guarantor from the account of the Applicant with the various branches of Agricultural Bank of China Limited, and the Guarantor is entitled to claim the shortfall from the Applicant. In case the Guarantor exercise the right of set-off according to the law or this Agreement, the Applicant has an objection period of 7 working days, which starts from the date the Guarantor notifies the Applicant in written, oral or other forms.

Article 4 The Applicant undertakes that:

1.	It is aware of and recognizes that the issuer of the foreign related letter of guarantee/standby letter of credit issued under this Agreement is Agricultural Bank of China Limited (Zhejiang Branch), and unconditionally agrees to assume the relevant obligations according to this Agreement.

2.	It will open a RMB/foreign currency settlement account with the operating branches of the Guarantor, and handle all the RMB and foreign currency settlement transactions under this Agreement through this account, and shall be subject to the supervision of the Guarantor over its revenue and expenditure.

3.	It will provide the Guarantor with true financial statements and all information such as the account-opening bank’s name, account number and deposit balance.

4.	It will accept the inspection and supervision of the Guarantor over its production, operations, financial activities and the relevant situations of the projects being the subject of the guarantee.

5.	It will provide the relevant documents and information as required by the Guarantor, and will properly complete the approval, registration and other legal formalities related to the letter of guarantee/standby letter of credit according to the relevant regulations of the PRC.

6.	The projects guaranteed by the letter of guarantee/standby letter of credit complies with the relevant laws and regulations of the PRC, and it will assume all the economic and legal obligations incurred by the project.

7.	It will guarantee the performance by the guaranteed person of underlying contracts such as the contracts/tenders signed with the beneficiary, and report to the Guarantor in a timely manner about the performance of the contract and problems that arise.

8.	It will obtain the written approval of the Guarantor and complete the necessary approval formalities and obtain relevant approvals according to the relevant foreign exchange control regulations of the PRC if, after the issuing of the letter of guarantee/standby letter of credit, the beneficially and the Applicant (or guaranteed person) need to change the terms of the underlying contract to which the issue of the letter of guarantee/standby letter of credit is based upon, and as a result, the Guarantor’s obligations of guarantee are changed. Otherwise, the Guarantor shall no longer assume the obligations of guarantee.

9.	It will obtain the prior written approval of the Guarantor when it remits foreign currency profits. Where it is necessary to remit foreign currency funds when performing underlying contracts guaranteed by the letter of guarantee/standby letter of credit, it will provide written notice to the Guarantor.

10.	It will pay various fees payable under the letter of guarantee/standby letter of credit on time and in full.

11.	Where the currency of the margin that is actually deposited is different from the currency of the letter of guarantee/standby letter of credit, it is willing to assume the risk of exchange rate fluctuation. If the margin is insufficient due to exchange rate fluctuation, the Applicant shall cover the difference in margin in a timely manner.

12.	If any claim under the letter of guarantee/standby letter of credit occurs within the validity period of the letter of guarantee/standby letter of credit, it will unconditionally pay back the Guarantor amounts such as advances, fees and interests under the letter of guarantee/standby letter of credit, and will unconditionally assume all the economic losses incurred by the Guarantor as a result of its performance of the obligations of guarantee. The Guarantor has the right to deduct the relevant amounts from the margin account and any other accounts of the Applicant. The Applicant waives all defences and rights of recourse as a result.

13.	When the following events occur, it will notify the Guarantor in writing, and carry out creditor’s rights preservation measures approved by the Guarantor within 5 days after the occurrence of the events:

(1)	Change of affiliation relationship, change of senior management, amendment of articles of association, and adjustments to the organizational structure;

(2)	Production halts, discontinuation of business, cancellation of registration, being revoked of business license, or becoming the subject of bankruptcy application;

(3)	Deterioration of financial status, serious difficulties in production and operation, or the occurrence of material litigations or arbitrations;

(4)	Change of name, place of domicile, legal representative and contact method, etc.;

(5)	Any other matters that have material and adverse impact on the interests of the Guarantor.

14.	It will obtain the prior written approval of the Guarantor and carry out debt settlement measures approved by the Guarantor when engaging in the following activities:

(1)	Carrying out contracting, lease, shareholding system reform, joint operation, merger, acquisition, separation, joint venture, asset transfer, reduction of registered capital, application for production halt and rectification, application for dissolution, application for bankruptcy, and other activities that are sufficient to cause changes to the creditor-debtor relationship under this Agreement or affect the interests of the Guarantor;

(2)	Guaranteeing others’ debts, making new investments or signing any other contracts that may affect the interests of the Guarantor under this Agreement.

15.	The Applicant and its investors shall not secretly withdraw funds, transfer assets or transfer shares without authorization, in order to evade their debts to the Guarantor.

16.	In case the guarantor of the counter-guarantee under this Agreement experiences production halts, discontinuation of business, cancellation of registration, being revoked of business license, bankruptcy or loss and partially or completely loses the counter-guarantee ability for this Agreement, or the value of the collateral, pledge and pledge rights for the counter-guarantee under this Agreement is impaired, the Applicant shall provide other counter-guarantees approved by the Guarantor in a timely manner.

17.	If the Applicant fails to perform the obligations for repayment, the Guarantor may publicly disclose the breach of the Applicant.

18.	It will not sign any contact that will prejudice the interests of the Guarantor under this Agreement with any third party.

Article 5 External compensation and assumption of liability

1.	The Guarantor will process the claim documents, vouchers or certificates according to the provisions of the letter of guarantee/standby letter of credit only. Any disputes arising under the underlying contracts associated with the letter of guarantee/standby letter of credit shall be unrelated to the Guarantor.

2.	The Guarantor shall not be liable for the consequences resulting from the authenticity of, and the delay and/or loss in the process of transmission of, any messages, letters, payment requests or vouchers, or any delay, incompleteness or other errors occurred in the process of transmission of any telegrams, or the translation of the technical terms and/or any translation errors. The Guarantor reserves the right to transmit the text of the letter of guarantee or any part thereof without translation.

3.	When the beneficially makes a claim against the Guarantor according to the provisions of the letter of guarantee/standby letter of credit during the validity period of the letter of guarantee/standby letter of credit, the Guarantor will only review the apparent authenticity of the claim documents, vouchers or certificates under the letter of guarantee/standby letter of credit, and shall not be liable for the form, integrity, accuracy, truthfulness, authenticity or legal effect of the claim documents, vouchers or certificates, nor shall it be liable for the general and/or special statements in the claim documents, vouchers or certificates or anyone’s integrity, acts or omissions.

4.	After the Guarantor reviews the claim documents, vouchers or certificates and confirms that the claim conditions are met, it can make external payment without obtaining the prior approval of the Applicant. The Applicant shall fulfill the obligation of compensation within the period specified in the Payment Notice. The Guarantor has the right to deduct the relevant amounts such as advances, fees and interests from the margin account or any other accounts of the Applicant with the various branches of Agricultural Bank of China Limited. In case the Guarantor exercises the right of set-off according to law or this Agreement, the Applicant has an objection period of 7 working days, which starts from the date when the Guarantor notifies the Applicant in written, oral or other forms. If the account balance is insufficient to settle the amounts payable of the Applicant, the Applicant shall assume all the losses incurred by the Guarantor as a result, and the Guarantor has the right to continue to claim from the Applicant.

If there are several matured debts between the Applicant and the Guarantor, and the repayment of the Applicant is insufficient to settle all the matured debts, the debts to be settled by the payment of the Applicant and the set-off sequence shall be determined by the Guarantor. In case the Guarantor exercises the right of set-off against the Applicant according to the law or this Agreement, the debts to be set off and the set-off sequence shall be determined by the Guarantor. If the Guarantor exercises the right of subrogation according to law, the debts to be settled by the payment of the subordinate debtor to the Guarantor and the set-off sequence shall be determined by the Guarantor.

If the repayment of the Applicant is insufficient to settle the debts payable, the Guarantor may choose to use the repayment to settle the principal, interest, penalty, compound interest or the expenses for realizing the creditor’s rights.

5.	If the Guarantor detects in its review that the claim documents, vouchers or certificates submitted by the beneficiary do not comply with the requirements of the letter of guarantee/standby letter of credit, the Guarantor will notify the Applicant of the relevant situations. The Applicant shall provide the handling opinion in written form to the Guarantor within the period specified in the Guarantor’s notice. If it fails to provide notice on time, the Guarantor will directly refuse to pay. If the Applicant notifies the Guarantor in writing that it is willing to fulfill the obligation of compensation under the letter of guarantee/standby letter of credit, after the Applicant has provided 100% of the compensation amount, the Guarantor will make external compensation according to the instructions of the Applicant and the relevant provisions.

Article 6 Modification and transfer of the letter of guarantee/standby letter of credit

1.	When the Applicant requests the Guarantor to modify the details of the letter of guarantee/standby letter of credit, it must submit the “Application for the Modification of Foreign Related Letter of Guarantee/Standby Letter of Credit/Applicant’s Letter of Undertaking”, the relevant contract for modification and the written approval of the beneficiary for the modification to the Guarantor, explaining the reasons for and details of the modification. The Guarantor has the right to review according to the laws, regulations and its own management rules and decide whether to make modifications or not. If substantial changes are involved, such as increase of the guarantee amount and/or extension of the guarantee period, the Applicant shall increase and/or extend the counter-guarantee protections for the Guarantor accordingly, otherwise, the Guarantor has the right to refuse to modify the letter of guarantee/standby letter of credit.

2.	Without the approval of the Guarantor, the letter of guarantee/standby letter of credit under this Agreement shall not be transferred, unless there is any provision in the letter of guarantee/standby letter of credit that allows for the transfer.

Article 7 Counter-guarantee

The Applicant shall provide counter-guarantee in the following manner before this Agreement takes effect:

1.	Margin: / % of the amount of the letter of guarantee/standby letter of credit, i.e. (currency and amount, in words) / , shall be deposited into the margin account designated by the Guarantor as pledge, and shall not make applications for its use within the validity period of the letter of guarantee/standby letter of credit. After the Guarantor has performed its guarantee obligations, the margin can be used to settle the advances in priority.

2.	Counter-guarantee by means of account charge, in which the counter-guarantee contract shall be signed separately. The principal amount of the principal debt for the counter-guarantee shall be 100% of the amount of the letter of guarantee/standby letter of credit, i.e. (currency and amount, in words) RMB One hundred and ninety million only.

3.	Where there is any counter-guarantee under this Agreement, the “creditor”, “mortgagee” or “pledgee” in the counter-guarantee contract refer to the “Guarantor” under this Agreement, while the “debtor” in the counter-guarantee contract refers to the “Applicant” under this Agreement.

Article 8 Liabilities for breach of contract

1.	If the Guarantor has to pay advances externally because the Applicant fails to fulfill the obligation of compensation, from the date of advance, the Guarantor shall charge interest on the advance amount at a daily interest rate of zero point zero five percent (in words), or at a spread of / (in words) month(s) / (LIBOR/HIBOR) + / %. LIBOR/HIBOR shall be the London Inter-Bank Offered Rate/ Hong Kong Inter-Bank Offered Rate for the corresponding period issued by Reuters on the date of advance.

2.	If the Applicant breaches Article 3 of this Agreement and fails to pay the relevant expenses in full, a penalty shall be paid to the Guarantor at a daily interest rate of zero point zero five percent (in words).

3.	If the Applicant breaches this Agreement, the Guarantor has the right to ask the Applicant to make rectifications within a specified period of time, stop issuing letter of guarantee/standby letter of credit to the Applicant, and to declare that debts under other contracts between the Applicant and the Guarantor to be due immediately, or take other asset preservation measures. If the Applicant does not provide 100% margin and breaches this Agreement, the Guarantor has the right to ask the Applicant to increase or pay additional margin.

4.	If any guarantor of the counter-guarantee under this Agreement breaches the counter-guarantee contract, the Guarantor has the right to stop issuing letter of guarantee/standby letter of credit to the Applicant, ask the Applicant to increase or pay additional margin, and to declare that debts under other contracts between the Applicant and the Guarantor to be due immediately, or take other asset preservation measures.

5.	If the Guarantor has to realize the creditor’s rights through litigation or arbitration because of the breach of the Applicant, the Applicant shall assume the legal fees, travel expenses and other costs paid by the Guarantor for realizing the creditor’s rights.

Article 9 Dispute resolution

Shall any disputes arise during the performance of this Agreement, they can be resolved by the parties through negotiation, or according to method 1 below:

1.	Litigation, which shall be governed by the People’s Court at the place of domicile of the Guarantor.

2.	Arbitration, which shall be submitted to / (full name of the arbitration organization) for arbitration according to its arbitration rules.

During litigation or arbitration, terms of this Agreement which are not disputed shall still be performed.

Article 10 Miscellaneous

1.	Within the validity period of this Agreement, neither the Applicant nor the Guarantor, shall modify or terminate this Agreement without authorization. Where it is necessary to modify the terms of this Agreement, the parties shall reach consensus through negotiation and sign a written agreement.

2.	The “Application for the Issue of Foreign Related Letter of Guarantee/Standby Letter of Credit/Applicant’s Letter of Undertaking” and/or “Application for the Modification of Foreign Related Letter of Guarantee/Standby Letter of Credit/Applicant’s Letter of Undertaking” related to this Agreement and the advance vouchers, etc., shall be an integral part of this Agreement.

3.	Since the currencies under this letter of guarantee and the offshore financing are different, the Guarantor has fully disclosed to the Applicant the exchange rate risk incurred by the exchange rate fluctuation between the two currencies during the financing period. The Applicant has fully understood the exchange risk of the financing currency and is willing to work with the Guarantor to properly carry out performance guarantee measures. The Applicant undertakes to assume all the risks incurred by the exchange rate fluctuation between the two currencies and properly provide performance guarantee when conducting the financing business as required by the Guarantor. If there is large exchange rate fluctuation during the financing period, the Applicant undertakes to provide additional performance guarantee, lock the financing exchange rate or prepay the offshore financing funds under this letter of guarantee.

Article 11 Validity of this Agreement

This Agreement shall take effect from the date of signing or affixing of a seal by the parties.

Article 12 This Agreement shall be in triplicate, with the parties and the counter-Guarantor each holding one copy, and each copy shall have the same legal effect.

Statement of the Applicant: The Guarantor has reminded us of the relevant terms (especially the terms in bold) according to law, and at our request, explained the concepts, details and legal effects of the relevant terms. We have been aware of and understood the above-mentioned terms.

(Signature page)

Applicant	Guarantor

/s/ Wang Zhentao	/s/ (authorized signatory)

ZheJiang AoKang Shoes Co., Ltd. (seal)	Agricultural Bank of China Limited, Yongjia Branch (seal)

Legal representative or authorized agent	Person-in-charge or authorized agent

Signing date: July 15, 2015
Signing place: Jinsui Road, Oubei Town, Yongjia County

ABC (2012) 3009-2

Agreements Regarding the Issue of Foreign Related Letter of Guarantee/Standby Letter of Credit

  (English translation)

No.: 33050120150000108

Dear customer,

To protect your interests, please carefully read the terms of this Agreement (especially the terms in bold) and pay attention to your rights and obligations in the Agreement before signing this Agreement. In case of any questions, please consult the handling bank.

Applicant (full name): ZheJiang AoKang Shoes Co., Ltd.

Guarantor (full name): Agricultural Bank of China Limited, Yongjia branch

The Applicant makes an application to the Guarantor, asking the latter to issue an foreign related letter of guarantee/standby letter of credit. In accordance with the relevant laws and regulations of the People’s Republic of China (the “PRC”), the parties reached consensus through negotiation and this Agreement is entered into.

Article 1 The Guarantor accepts the request of the Applicant to issue an irrevocable foreign related letter of guarantee/standby letter of credit to the Applicant, details of which are listed below: (the details shall be subject to the letter of guarantee/standby letter of credit issued)

Type of letter of guarantee/standby letter of credit: Financing standby letter of credit

Guarantee currency and amount (in words): RMB One hundred and eighty million only

Beneficiary of the letter of guarantee/standby letter of credit (name): AGRICULTURAL BANK OF CHINA LIMITED, HONGKONG BRANCH

Beneficiary of the letter of guarantee/standby letter of credit (registered address): 25/F, Agricultural Bank of China, Tower 50 Connaught Road Central, Hong Kong

Guaranteed person of the letter of guarantee/standby letter of credit (name and registered address, if different from the Applicant): AOGANG INTERNATIONAL (HONG KONG) CORPORATION LIMITED

RM. 19C LOCKHART CTR 301-307 LOCKHART RD WAN CHAI HK.

Payment conditions under the letter of guarantee/standby letter of credit: Payable immediately on demand

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Issuing method of the letter of guarantee/standby letter of credit (by letter/by teletransmission): By teletransmission Due date/conditions for invalidation/place of invalidation of the letter of guarantee/standby letter of credit: Due date: August 6, 2018; place of invalidation: Zhejiang, China

Article 2 The Guarantor is entitled to refuse to issue of the letter of guarantee/standby letter of credit if the following conditions are not fulfilled:

1.	The Applicant has opened a basic account with the Guarantor.

2.	The Applicant has paid up sufficient margin according to Article 7 of this Agreement.

3.	The Applicant has provided the relevant documents and information as required by the Guarantor, and has properly completed the approval, registration and other legal formalities related to the letter of guarantee/standby letter of credit according to the relevant regulations in the PRC.

4.	If the method of counter-guarantee under this Agreement is by way of guarantee, then the guarantee contract has been signed and taken effect. If the method of counter-guarantee is by way of security or pledge, then the Applicant has properly completed legal formalities such as registration and/or insurance as required by the Guarantor, and the counter-guarantee and insurance are in continuous effect.

5.	The Applicant does not have any adverse acts or situations that is sufficient to affect the safety of the debts of the Guarantor.

Article 3 Costs

1.	From the effective date of the letter of guarantee/standby letter of credit to the invalidation date of the letter of guarantee/standby letter of credit, a premium will be collected from the Applicant annually (annually/quarterly/in a lump sum), at the rate of 0.2% per annum (per annum/per quarter/in a lump sum) in RMB. In the case of annual/quarterly collection of premium, the first installment of premium shall be paid to the Guarantor by July 20, 2015, and the subsequent installments shall be paid to the Guarantor by July 20 each year. In the case of collection of premium in a lump sum, the Applicant shall pay the premium in a lump sum to the Guarantor before the issue date of the letter of guarantee/standby letter of credit. The billing amount for each period shall be calculated based on the effective guarantee amount of the letter of guarantee/standby letter of credit in the current period.

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2.	The Guarantor can collect other fees based on the items and standards, etc., determined by the Guarantor according to laws and regulations, unless otherwise agreed by the parties. In case the Guarantor adjusts charge-out items and standards according to laws and regulations, it does not need to further notify the Applicant after making public announcement, unless otherwise stipulated by laws and regulations or otherwise agreed by the parties. Fees payable to any third party for the performance of this Agreement shall be assumed by the parties after negotiation. In case there is no negotiation or the negotiation fails, the parties shall share the relevant expenses according to laws and regulations or based on the principal of fairness. The relevant laws and regulations shall include the laws, administrative regulations, local regulations, rules, judicial interpretations and other rules with legal effect in the People’s Republic of China.

3.	The above amounts payable can be directly deducted by the Guarantor from the account of the Applicant with the various branches of Agricultural Bank of China Limited, and the Guarantor is entitled to claim the shortfall from the Applicant. In case the Guarantor exercise the right of set-off according to the law or this Agreement, the Applicant has an objection period of 7 working days, which starts from the date the Guarantor notifies the Applicant in written, oral or other forms.

Article 4 The Applicant undertakes that:

1.	It is aware of and recognizes that the issuer of the foreign related letter of guarantee/standby letter of credit issued under this Agreement is Agricultural Bank of China Limited (Zhejiang Branch), and unconditionally agrees to assume the relevant obligations according to this Agreement.

2.	It will open a RMB/foreign currency settlement account with the operating branches of the Guarantor, and handle all the RMB and foreign currency settlement transactions under this Agreement through this account, and shall be subject to the supervision of the Guarantor over its revenue and expenditure.

3.	It will provide the Guarantor with true financial statements and all information such as the account-opening bank’s name, account number and deposit balance.

4.	It will accept the inspection and supervision of the Guarantor over its production, operations, financial activities and the relevant situations of the projects being the subject of the guarantee.

5.	It will provide the relevant documents and information as required by the Guarantor, and will properly complete the approval, registration and other legal formalities related to the letter of guarantee/standby letter of credit according to the relevant regulations of the PRC.

6.	The projects guaranteed by the letter of guarantee/standby letter of credit complies with the relevant laws and regulations of the PRC, and it will assume all the economic and legal obligations incurred by the project.

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7.	It will guarantee the performance by the guaranteed person of underlying contracts such as the contracts/tenders signed with the beneficiary, and report to the Guarantor in a timely manner about the performance of the contract and problems that arise.

8.	It will obtain the written approval of the Guarantor and complete the necessary approval formalities and obtain relevant approvals according to the relevant foreign exchange control regulations of the PRC if, after the issuing of the letter of guarantee/standby letter of credit, the beneficially and the Applicant (or guaranteed person) need to change the terms of the underlying contract to which the issue of the letter of guarantee/standby letter of credit is based upon, and as a result, the Guarantor’s obligations of guarantee are changed. Otherwise, the Guarantor shall no longer assume the obligations of guarantee.

9.	It will obtain the prior written approval of the Guarantor when it remits foreign currency profits. Where it is necessary to remit foreign currency funds when performing underlying contracts guaranteed by the letter of guarantee/standby letter of credit, it will provide written notice to the Guarantor.

10.	It will pay various fees payable under the letter of guarantee/standby letter of credit on time and in full.

11.	Where the currency of the margin that is actually deposited is different from the currency of the letter of guarantee/standby letter of credit, it is willing to assume the risk of exchange rate fluctuation. If the margin is insufficient due to exchange rate fluctuation, the Applicant shall cover the difference in margin in a timely manner.

12.	If any claim under the letter of guarantee/standby letter of credit occurs within the validity period of the letter of guarantee/standby letter of credit, it will unconditionally pay back the Guarantor amounts such as advances, fees and interests under the letter of guarantee/standby letter of credit, and will unconditionally assume all the economic losses incurred by the Guarantor as a result of its performance of the obligations of guarantee. The Guarantor has the right to deduct the relevant amounts from the margin account and any other accounts of the Applicant. The Applicant waives all defences and rights of recourse as a result.

13.	When the following events occur, it will notify the Guarantor in writing, and carry out creditor’s rights preservation measures approved by the Guarantor within 5 days after the occurrence of the events:

(1)	Change of affiliation relationship, change of senior management, amendment of articles of association, and adjustments to the organizational structure;

(2)	Production halts, discontinuation of business, cancellation of registration, being revoked of business license, or becoming the subject of bankruptcy application;

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(3)	Deterioration of financial status, serious difficulties in production and operation, or the occurrence of material litigations or arbitrations;

(4)	Change of name, place of domicile, legal representative and contact method, etc.;

(5)	Any other matters that have material and adverse impact on the interests of the Guarantor.

14.	It will obtain the prior written approval of the Guarantor and carry out debt settlement measures approved by the Guarantor when engaging in the following activities:

(1)	Carrying out contracting, lease, shareholding system reform, joint operation, merger, acquisition, separation, joint venture, asset transfer, reduction of registered capital, application for production halt and rectification, application for dissolution, application for bankruptcy, and other activities that are sufficient to cause changes to the creditor-debtor relationship under this Agreement or affect the interests of the Guarantor;

(2)	Guaranteeing others’ debts, making new investments or signing any other contracts that may affect the interests of the Guarantor under this Agreement.

15.	The Applicant and its investors shall not secretly withdraw funds, transfer assets or transfer shares without authorization, in order to evade their debts to the Guarantor.

16.	In case the guarantor of the counter-guarantee under this Agreement experiences production halts, discontinuation of business, cancellation of registration, being revoked of business license, bankruptcy or loss and partially or completely loses the counter-guarantee ability for this Agreement, or the value of the collateral, pledge and pledge rights for the counter-guarantee under this Agreement is impaired, the Applicant shall provide other counter-guarantees approved by the Guarantor in a timely manner.

17.	If the Applicant fails to perform the obligations for repayment, the Guarantor may publicly disclose the breach of the Applicant.

18.	It will not sign any contact that will prejudice the interests of the Guarantor under this Agreement with any third party.

Article 5 External compensation and assumption of liability

1.	The Guarantor will process the claim documents, vouchers or certificates according to the provisions of the letter of guarantee/standby letter of credit only. Any disputes arising under the underlying contracts associated with the letter of guarantee/standby letter of credit shall be unrelated to the Guarantor.

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2.	The Guarantor shall not be liable for the consequences resulting from the authenticity of, and the delay and/or loss in the process of transmission of, any messages, letters, payment requests or vouchers, or any delay, incompleteness or other errors occurred in the process of transmission of any telegrams, or the translation of the technical terms and/or any translation errors. The Guarantor reserves the right to transmit the text of the letter of guarantee or any part thereof without translation.

3.	When the beneficially makes a claim against the Guarantor according to the provisions of the letter of guarantee/standby letter of credit during the validity period of the letter of guarantee/standby letter of credit, the Guarantor will only review the apparent authenticity of the claim documents, vouchers or certificates under the letter of guarantee/standby letter of credit, and shall not be liable for the form, integrity, accuracy, truthfulness, authenticity or legal effect of the claim documents, vouchers or certificates, nor shall it be liable for the general and/or special statements in the claim documents, vouchers or certificates or anyone’s integrity, acts or omissions.

4.	After the Guarantor reviews the claim documents, vouchers or certificates and confirms that the claim conditions are met, it can make external payment without obtaining the prior approval of the Applicant. The Applicant shall fulfill the obligation of compensation within the period specified in the Payment Notice. The Guarantor has the right to deduct the relevant amounts such as advances, fees and interests from the margin account or any other accounts of the Applicant with the various branches of Agricultural Bank of China Limited. In case the Guarantor exercises the right of set-off according to law or this Agreement, the Applicant has an objection period of 7 working days, which starts from the date when the Guarantor notifies the Applicant in written, oral or other forms. If the account balance is insufficient to settle the amounts payable of the Applicant, the Applicant shall assume all the losses incurred by the Guarantor as a result, and the Guarantor has the right to continue to claim from the Applicant.

If there are several matured debts between the Applicant and the Guarantor, and the repayment of the Applicant is insufficient to settle all the matured debts, the debts to be settled by the payment of the Applicant and the set-off sequence shall be determined by the Guarantor. In case the Guarantor exercises the right of set-off against the Applicant according to the law or this Agreement, the debts to be set off and the set-off sequence shall be determined by the Guarantor. If the Guarantor exercises the right of subrogation according to law, the debts to be settled by the payment of the subordinate debtor to the Guarantor and the set-off sequence shall be determined by the Guarantor.

If the repayment of the Applicant is insufficient to settle the debts payable, the Guarantor may choose to use the repayment to settle the principal, interest, penalty, compound interest or the expenses for realizing the creditor’s rights.

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5.	If the Guarantor detects in its review that the claim documents, vouchers or certificates submitted by the beneficiary do not comply with the requirements of the letter of guarantee/standby letter of credit, the Guarantor will notify the Applicant of the relevant situations. The Applicant shall provide the handling opinion in written form to the Guarantor within the period specified in the Guarantor’s notice. If it fails to provide notice on time, the Guarantor will directly refuse to pay. If the Applicant notifies the Guarantor in writing that it is willing to fulfill the obligation of compensation under the letter of guarantee/standby letter of credit, after the Applicant has provided 100% of the compensation amount, the Guarantor will make external compensation according to the instructions of the Applicant and the relevant provisions.

Article 6 Modification and transfer of the letter of guarantee/standby letter of credit

1.	When the Applicant requests the Guarantor to modify the details of the letter of guarantee/standby letter of credit, it must submit the “Application for the Modification of Foreign Related Letter of Guarantee/Standby Letter of Credit/Applicant’s Letter of Undertaking”, the relevant contract for modification and the written approval of the beneficiary for the modification to the Guarantor, explaining the reasons for and details of the modification. The Guarantor has the right to review according to the laws, regulations and its own management rules and decide whether to make modifications or not. If substantial changes are involved, such as increase of the guarantee amount and/or extension of the guarantee period, the Applicant shall increase and/or extend the counter-guarantee protections for the Guarantor accordingly, otherwise, the Guarantor has the right to refuse to modify the letter of guarantee/standby letter of credit.

2.	Without the approval of the Guarantor, the letter of guarantee/standby letter of credit under this Agreement shall not be transferred, unless there is any provision in the letter of guarantee/standby letter of credit that allows for the transfer.

Article 7 Counter-guarantee

The Applicant shall provide counter-guarantee in the following manner before this Agreement takes effect:

1.	Margin: / % of the amount of the letter of guarantee/standby letter of credit, i.e. (currency and amount, in words) / , shall be deposited into the margin account designated by the Guarantor as pledge, and shall not make applications for its use within the validity period of the letter of guarantee/standby letter of credit. After the Guarantor has performed its guarantee obligations, the margin can be used to settle the advances in priority.

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2.	Counter-guarantee by means of account charge, in which the counter-guarantee contract shall be signed separately. The principal amount of the principal debt for the counter-guarantee shall be 100% of the amount of the letter of guarantee/standby letter of credit, i.e. (currency and amount, in words) RMB One hundred and eighty million only.

3.	Where there is any counter-guarantee under this Agreement, the “creditor”, “mortgagee” or “pledgee” in the counter-guarantee contract refer to the “Guarantor” under this Agreement, while the “debtor” in the counter-guarantee contract refers to the “Applicant” under this Agreement.

Article 8 Liabilities for breach of contract

1.	If the Guarantor has to pay advances externally because the Applicant fails to fulfill the obligation of compensation, from the date of advance, the Guarantor shall charge interest on the advance amount at a daily interest rate of zero point zero five percent (in words), or at a spread of / (in words) month(s) / (LIBOR/HIBOR) + / %. LIBOR/HIBOR shall be the London Inter-Bank Offered Rate/ Hong Kong Inter-Bank Offered Rate for the corresponding period issued by Reuters on the date of advance.

2.	If the Applicant breaches Article 3 of this Agreement and fails to pay the relevant expenses in full, a penalty shall be paid to the Guarantor at a daily interest rate of zero point zero five percent (in words).

3.	If the Applicant breaches this Agreement, the Guarantor has the right to ask the Applicant to make rectifications within a specified period of time, stop issuing letter of guarantee/standby letter of credit to the Applicant, and to declare that debts under other contracts between the Applicant and the Guarantor to be due immediately, or take other asset preservation measures. If the Applicant does not provide 100% margin and breaches this Agreement, the Guarantor has the right to ask the Applicant to increase or pay additional margin.

4.	If any guarantor of the counter-guarantee under this Agreement breaches the counter-guarantee contract, the Guarantor has the right to stop issuing letter of guarantee/standby letter of credit to the Applicant, ask the Applicant to increase or pay additional margin, and to declare that debts under other contracts between the Applicant and the Guarantor to be due immediately, or take other asset preservation measures.

5.	If the Guarantor has to realize the creditor’s rights through litigation or arbitration because of the breach of the Applicant, the Applicant shall assume the legal fees, travel expenses and other costs paid by the Guarantor for realizing the creditor’s rights.

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Article 9 Dispute resolution

Shall any disputes arise during the performance of this Agreement, they can be resolved by the parties through negotiation, or according to method 1 below:

1.	Litigation, which shall be governed by the People’s Court at the place of domicile of the Guarantor.

2.	Arbitration, which shall be submitted to / (full name of the arbitration organization) for arbitration according to its arbitration rules.

During litigation or arbitration, terms of this Agreement which are not disputed shall still be performed.

Article 10 Miscellaneous

1.	Within the validity period of this Agreement, neither the Applicant nor the Guarantor, shall modify or terminate this Agreement without authorization. Where it is necessary to modify the terms of this Agreement, the parties shall reach consensus through negotiation and sign a written agreement.

2.	The “Application for the Issue of Foreign Related Letter of Guarantee/Standby Letter of Credit/Applicant’s Letter of Undertaking” and/or “Application for the Modification of Foreign Related Letter of Guarantee/Standby Letter of Credit/Applicant’s Letter of Undertaking” related to this Agreement and the advance vouchers, etc., shall be an integral part of this Agreement.

3.	Since the currencies under this letter of guarantee and the offshore financing are different, the Guarantor has fully disclosed to the Applicant the exchange rate risk incurred by the exchange rate fluctuation between the two currencies during the financing period. The Applicant has fully understood the exchange risk of the financing currency and is willing to work with the Guarantor to properly carry out performance guarantee measures. The Applicant undertakes to assume all the risks incurred by the exchange rate fluctuation between the two currencies and properly provide performance guarantee when conducting the financing business as required by the Guarantor. If there is large exchange rate fluctuation during the financing period, the Applicant undertakes to provide additional performance guarantee, lock the financing exchange rate or prepay the offshore financing funds under this letter of guarantee.

Article 11 Validity of this Agreement

This Agreement shall take effect from the date of signing or affixing of a seal by the parties.

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Article 12 This Agreement shall be in triplicate, with the parties and the counter-Guarantor each holding one copy, and each copy shall have the same legal effect.

Statement of the Applicant: The Guarantor has reminded us of the relevant terms (especially the terms in bold) according to law, and at our request, explained the concepts, details and legal effects of the relevant terms. We have been aware of and understood the above-mentioned terms.

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(Signature page)

Applicant	Guarantor

/s/ Wang Zhentao	/s/ (authorized signatory)

ZheJiang AoKang Shoes Co., Ltd. (seal)	Agricultural Bank of China Limited, Yongjia Branch (seal)

Legal representative or authorized agent	Person-in-charge or authorized agent

Signing date: July 16, 2015
Signing place: Jinsui Road, Oubei Town, Yongjia County

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